SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Capital, Ltd.

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AMERICAN CAPITAL, LTD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2014

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on April 25, 2014, at 9:00 a.m. (ET), for the purposes set forth below.

1.	To elect eight directors, each to serve a one-year term;

2.	To approve an advisory resolution on executive compensation;

3.	To ratify the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2014; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 3, 2014, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. If you wish to vote shares held in your name and attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AmericanCapital.com or by telephone at (301) 951-5917. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by completing, signing and promptly returning the enclosed proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are described in the “General Information” section beginning on page 1 of this proxy statement and on the proxy card. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee. If you attend the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

SAMUEL A. FLAX
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

March 14, 2014

Enclosures

AMERICAN CAPITAL, LTD.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital, Ltd. (“American Capital,” the “Company,” “we,” “our” and “us”), for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 25, 2014, at 9:00 a.m. (ET), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments or postponements to the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2013, are first being sent to our stockholders on or about March 14, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 25, 2014: This proxy statement and our annual report on Form 10-K are available on the internet at http://www.ACAS.com/2014proxymaterials. On this site you will be able to access our 2014 proxy statement, our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2013, and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted “FOR” all nominees under Proposal 1 and “FOR” Proposals 2 and 3.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their discretion on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock, $0.01 par value per share (“common stock”).

The Board of Directors has fixed the close of business on March 3, 2014, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the record date, there were 269,802,734 shares of our common stock legally outstanding. Only stockholders of record at the close of business on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a brokerage account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the matters to be considered at the Annual Meeting other than the ratification of our independent public accountants. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet — Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail — A stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record on the record date may be voted by you in person at the Annual Meeting. Shares held beneficially by you in street name on the record date may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), stockholders elect each of the members of the Board of Directors annually. The term of each director, including the Chairman of the Board of Directors, will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Second Amended and Restated Bylaws, as amended (“Bylaws”), to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2015. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our directors, each of whom is standing for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation and Corporate Governance Committee pursuant to the guidelines described below under “Compensation and Corporate Governance Committee” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Other than Mr. Wilkus, each of the nominees is independent as defined in the NASDAQ listing standards and is not an “Interested Person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The information set forth below is as of March 3, 2014, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

NOMINEES FOR DIRECTOR

Name and Year First Elected as a Director	Age	Qualifications and Experience
Mary C. Baskin (2000)	63

Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997 to 1999, Ms. Baskin served as Partner of Quayle Partners, a start-up consulting firm that she helped found. From 1996 to 1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990 to 1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit, for the Bank of Montreal. The Board has determined that Ms. Baskin is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

Ms. Baskin’s experience in finance, accounting, risk management and executive compensation matters strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Neil M. Hahl (1997)	65

Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm, from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1995, Mr. Hahl served as Senior Vice President and Chief Financial Officer and a Director of The Penn Central Corporation. The Board has also determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Mr. Hahl’s public company experience with corporate acquisitions and divestitures, as well as his accounting, finance and risk management expertise, including his extensive experience as a senior executive responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Philip R. Harper (1997)	70

Mr. Harper is the retired Chairman of US Investigations Services, LLC (“USIS”), a company that provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. He served as Chairman from 1996 to 2007. From 1996 to 2005, he was also the Chief Executive Officer and President of USIS. From 1991 to 1994, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services-Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units.

Mr. Harper’s extensive senior executive officer and board service and his experience with executive compensation and corporate governance matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Name and Year First Elected as a Director	Age	Qualifications and Experience

Stan Lundine (1997)	75

Mr. Lundine is a former U.S. Congressman and retired attorney and hospital executive. From 1995 to 2008, he served as Of Counsel to the law firm of Sotir and Goldman and as Executive Director of the Chautauqua County Health Network, a consortium of four hospitals. He was also President of the Chautauqua Integrated Delivery System, Inc., a for-profit Physician/Hospital organization. From 1987 to 1994, Mr. Lundine served as Lieutenant Governor of New York and chaired several boards and councils in addition to assisting the Governor on a variety of tasks. From 1976 until 1987, Lundine was a Member of Congress serving on the Banking Committee and the Committee on Science and Technology. From 1970 until his election to Congress, Lundine was Mayor of Jamestown, NY and an executive or board member of various governmental entities and institutions. Mr. Lundine currently services on the board of directors of American Capital Senior Floating, Ltd. and has served on the boards of numerous other private and non-profit companies.

Mr. Lundine’s extensive legal, board and government service and his experience with corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Susan K. Nestegard (2013)	53

Ms. Nestegard is the former Executive Vice President and President, Global Healthcare Sector, of Ecolab Inc., a provider of water, hygiene and energy technologies and services. She led the healthcare sector from 2008 to 2012, and was Senior Vice President, Research, Development and Engineering, and Chief Technical Officer for Ecolab from 2003 to 2008. Ms. Nestegard also has over 20 years experience with 3M Company in research and development, technology leadership, and business management. Since 2009, she has been a Director of Hormel Foods Corporation (NYSE: HRL).

Ms. Nestegard’s extensive senior executive and public company board service and corporate operational experience strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Kenneth D. Peterson, Jr. (2001)	61

Mr. Peterson has been Chief Executive Officer of Columbia Ventures Corporation, a private equity firm holding interests in domestic and international telecommunications, specialty chemicals, real estate and other industries, since 1988. He is also a member of the Board of Directors of Metro One Telecommunications, Inc. and Washington Policy Center.

Mr. Peterson’s extensive board, senior executive and private equity experience strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Alvin N. Puryear (1998)	76	Dr. Puryear is Professor Emeritus of Management and Entrepreneurship at Baruch College of the City University of New York where he was the initial recipient of the Lawrence N. Field Professorship in Entrepreneurship. Dr. Puryear is also a management consultant, who advises existing and new businesses with high-growth potential. Prior to his appointment at Baruch College, Dr. Puryear was on the faculty of the graduate school of business administration at Rutgers University. During

Name and Year First Elected as a Director	Age	Qualifications and Experience

leaves-of-absence from Baruch, he served as a Vice President at the Ford Foundation and First Deputy Comptroller for the City of New York. Before joining the academic community, he held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Boards of Directors of American Capital Agency Corp. and American Capital Mortgage Investment Corp. In the past five years, Dr. Puryear also served as a director of the Bank of Tokyo-Mitsubishi UFG Trust Company.

Dr. Puryear’s extensive academic and board service and his experience in finance, corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Malon Wilkus* (1986)	62

Mr. Wilkus founded American Capital in 1986 and has served as our Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as our President from 2001 to 2008 and from 1986 to 1999. In addition, Mr. Wilkus is the President of American Capital Asset Management, LLC, our fund management portfolio company. He is also Chief Executive Officer and Chair of the Board of Directors of American Capital Agency Corp., the Chief Executive Officer and Chair of the Board of Directors of American Capital Mortgage Investment Corp. and the Chair and Chief Executive Officer of American Capital Senior Floating, Ltd.

Mr. Wilkus’ extensive board and senior executive experience investing in and managing private and public investment vehicles and his financial expertise and deep knowledge of our business as our founder and Chief Executive Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

*	Director who is an “Interested Person” as defined in Section 2(a)(19) of the 1940 Act. Mr. Wilkus is an Interested Person because he is our employee and officer.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected, even if the director has not received a vote sufficient for re-election. Thus, a company could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. The policy also requires the Compensation and Corporate Governance Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors will publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation and Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation and Corporate Governance Committee does not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a majority of the votes of all shares cast. A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of eight directors at the Annual Meeting, it will mean that each of the eight director nominees will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The elements of compensation for our non-employee directors include a retainer, fees for attending meetings and, if applicable, for serving on the boards of directors of our portfolio companies, and stock options. The retainer and fee rates noted below for 2013 did not increase from the rates originally approved in 2010. The 2014 rates are also set at the same level.

For 2013, non-employee directors were paid a retainer for service on the Board of Directors at the rate of $100,000 per year, with the lead director and members chairing a committee receiving an additional retainer at the rate of $25,000 and $15,000 per year, respectively. In addition, non-employee directors received a fee of $3,000 for attending Board or committee meetings and certain other meetings, with approval of the Chairman of our Board of Directors. Non-employee directors received a fee from us for each American Capital portfolio company or fund board of directors on which they served, in lieu of any payment by the portfolio company or fund. For such companies that are not public, that fee is set at the rate of $30,000 per year. For such companies that are public that fee is based on the fee payable by the company to its other directors. Directors are reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with the Board of Directors and committee meetings. Directors who are our employees do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2013:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mary C. Baskin (2000)	238,000	—	—	—	—	—	238,000
Neil M. Hahl (1997)	298,000	—	—	—	—	—	298,000
Philip R. Harper (1997)	272,000	—	—	—	—	—	272,000
John A. Koskinen(3) (2007)	193,000	—	—	—	—	—	193,000
Stan Lundine (1997)	194,500	—	—	—	—	—	194,500
Susan Nestegard (2013)	110,000	—	889,031	—	—	—	999,031
Kenneth D. Peterson, Jr. (2001)	152,500	—	—	—	—	—	152,500
Alvin N. Puryear (1998)	359,000	—	—	—	—	—	359,000

(1)

The column “Fees Earned or Paid in Cash” includes the following payments by us to our non-employee directors in 2013 for serving on certain boards of directors of our portfolio companies in the following amounts: Ms. Baskin:

$30,000 for eLynx Holdings, Inc. and $15,000 for CH Holding Corp.; Mr. Hahl: $30,000 for each of WIS Holdings Company Inc, HALT Medical, and The Meadows of Wickenburg, L.P.; Mr. Harper: $30,000 for SMG Holdings Inc.; Mr Lundine: $7,500 for Fosbel Global Services (LUXCO) S.C.A.; Ms. Nestegard: $15,000 for CML Pharmaceuticals, Inc; Mr. Peterson: $7,500 for Service Experts; Dr. Puryear: $30,000 for Financial Asset Management Systems, Inc., $59,000 for American Capital Agency Corp., and $62,000 for American Capital Mortgage Investment Corp.
(2)	Amounts under the column “Option Awards” represent the fair value of stock option awards granted. As of December 31, 2013, Ms. Baskin, Ms. Nestegard, Messrs. Hahl, Harper, Lundine, Peterson, Koskinen and Dr. Puryear had the following aggregate option awards outstanding: 260,000; 156,250; 340,000; 433,750; 246,250; 433,750; 453,750; and 340,000, respectively.
(3)	John Koskinen resigned on December 20, 2013 to become Commissioner of the Internal Revenue Service. Pursuant to the terms of the existing director option plans, all of his vested and unexercised options will expire on December 20, 2014.

As noted above, we also provide stock-based incentive compensation to our non-employee directors under option plans to help further align their interests with those of our stockholders. Under the 1940 Act, such option plans must be approved by the Securities and Exchange Commission (the “SEC”) under the 1940 Act in order to become effective (the “existing director option plans”).

Our most recent plan was the 2010 Disinterested Director Option Plan (the “2010 Director Option Plan”), which provided for the issuance of options to purchase up to 1,250,000 shares of our common stock, and which became effective on August 30, 2011, when the SEC issued an order authorizing the plan. Each of the non-employee directors at such time received an automatic grant of options to purchase 156,250 shares of our common stock. Ms. Nestegard received a grant of options to purchase 156,250 shares in connection with her appointment to the Board of Directors on June 13, 2013. All such options have now vested and expire on September 15, 2020, except for Ms. Nestegard’s options, which will vest over the first three anniversaries of June 13, 2013 and expire on June 13, 2023. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director. There are no options remaining under any of our existing director option plans to be granted to the non-employee directors, unless any outstanding options are cancelled following the termination of a director’s service and reissued.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the company if they are stockholders themselves. Thus, non-employee directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which was $100,000 for 2013). The minimum number of shares to be held by the non-employee directors will be calculated on the first trading day of each calendar year based on their fair market value. In the event the cash retainer increases or the stock price decreases, causing a director to be out of compliance after having been in compliance, the directors will have three years to return to compliance (but in any case, a person joining the Board shall own no fewer than 3,000 shares within one year of joining the Board). The Compensation and Corporate Governance Committee may waive or modify these requirements in certain situations. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Securities Exchange Act of 1934, as amended). The Compensation and Corporate Governance Committee may waive or modify these requirements in certain situations.

PROPOSAL 2:

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your advisory vote on our executive compensation, as disclosed in this proxy statement on pages 12 to 28 (the “say-on-pay”

resolution). We currently hold our say-on-pay vote every three years. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2017.

In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis” section beginning on page 12 of this proxy statement. As described in this section, we believe that our compensation programs have been appropriately designed to motivate and retain outstanding executive officers through the use of both current and long-term incentive compensation programs, which are competitive in a global market, and to align employee interests with those of the stockholders and to reward performance above various goals.

We believe that our compensation programs meet their objectives and that the compensation of our named executive officers reported in this proxy statement has contributed to our growth and our ability to weather and emerge from the economic recession, and to our future prospects. We last submitted an advisory resolution on executive compensation at our 2011 Annual Meeting of Stockholders, which our stockholders approved with 88.66% voting in favor of the resolution. The objectives, philosophies, and practices with respect to executive compensation we had in place then are fundamentally the same today.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board of Directors. Although non-binding, our Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, practices and disclosures described in this proxy statement. Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 2:

“RESOLVED, that the stockholders of the Corporation hereby approve the compensation paid to American Capital, Ltd.’s named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT FOR 2014

Ernst & Young LLP has served as our independent registered public accounting firm since 1993 and, at a meeting on February 20, 2014, the Audit and Compliance Committee approved the appointment of Ernst & Young LLP to audit our consolidated financial statements for the year ending December 31, 2014. This appointment is subject to ratification or rejection by the stockholders. Ernst & Young LLP has no financial interest in American Capital. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The following table presents a summary of the fees billed by Ernst & Young LLP for professional audit services and other services provided for the two years ended December 31, 2013 and 2012.

	(in thousands)
	2013	2012
Audit Fees	$3,934	$3,206
Audit-Related Fees	100	725
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$4,034	$3,931

Audit Fees

“Audit Fees” relate to fees billed by Ernst & Young LLP for the annual audit, including the audit of our annual financial statements, audit of internal control over financial reporting, review of our quarterly financial statements, comfort letters and consents related to debt and stock issuances and security custody examinations.

Audit-Related Fees

“Audit-Related Fees” relate to fees billed for required agreed upon procedures related to our debt securitization transactions and accounting consultation.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance.

All Other Fees

“All Other Fees” relate to fees billed for required agreed upon procedures related to funds managed by one of our portfolio companies.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit and Compliance Committee for 2013 and 2012 in accordance with its pre-approval policy. The Audit and Compliance Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit and Compliance Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. Approval of such engagements may be provided in person at regularly scheduled meetings or, for certain services, by email upon the affirmative assent thereto by at least two members of the Audit and Compliance Committee so long as no member objects thereto. In the case of an objection, approval must then be obtained at an in person meeting of the Audit and Compliance Committee. Pre-approval is not required for audit or non-audit services that result in a de minimis amount of $10,000 or less, although such services are reported to the Audit and Compliance Committee promptly thereafter. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimis amount of less than 5% of the total annual fees paid by us to the independent auditor during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit and Compliance Committee promptly thereafter and approved prior to the completion of the audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of the votes cast by the holders of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2014.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors has appointed an Audit and Compliance Committee presently composed of three directors, Mses. Baskin and Nestegard and Mr. Hahl. Each of the directors is independent as defined in the NASDAQ listing standards. The Board of Directors has determined that Ms. Baskin and Mr. Hahl are “audit committee financial experts” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit and Compliance Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investor Relations section of our web site at www.AmericanCapital.com. It is not the duty of the Audit and Compliance Committee to prepare our consolidated financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present our financial position, results of operations, changes in net assets and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit and Compliance Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2013.

The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

The Audit and Compliance Committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2013, be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2014 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit and Compliance Committee:
Neil M. Hahl, Chairman
Mary C. Baskin
Susan K. Nestegard

Use of Report of the Audit and Compliance Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit and Compliance Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXECUTIVE OFFICERS

The Board of Directors elects executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 3, 2014. The business address of each executive officer is American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers

Malon Wilkus	62	Chief Executive Officer (“CEO”) and Chairman of the Board of Directors. Further information about Mr. Wilkus may be found on page 5 of this proxy statement.

John R. Erickson	54	Mr. Erickson has served as the President, Structured Finance since 2008 and as our Chief Financial Officer (“CFO”) since 1998. He also served as our Secretary from 1999 to 2005 and an Executive Vice President from 2001 to 2008. From 1998 to 2001, Mr. Erickson was a Vice President. He is also Chief Financial Officer, Executive Vice President and a member of the Board of Directors of American Capital Mortgage Investment Corp. and Chief Financial Officer, Executive Vice President and a member of the Board of Directors of American Capital Agency Corp. Mr. Erickson is also the Executive Vice President and Chief Financial Officer of American Capital Senior Floating, Ltd.

Samuel A. Flax	57	Mr. Flax has served as an Executive Vice President and our General Counsel (“GC”), Chief Compliance Officer and Secretary since 2005. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as our principal external counsel. He is also Executive Vice President, Secretary and a member of the Board of Directors of American Capital Agency Corp. and Executive Vice President, Secretary and a member of the Board of Directors of American Capital Mortgage Investment Corp. In addition, he is Executive Vice President, Chief Compliance Officer and Secretary of American Capital Senior Floating, Ltd.

Gordon J. O’Brien	48	Mr. O’Brien has served as the President, Specialty Finance and Operations since 2008. From 2001 to 2008 he served as a Senior Vice President and Managing Director. Prior to his election as a Senior Vice President, he served as a Vice President in 2001. From 1998 to 2001, he was a Principal. Mr. O’Brien was a Vice President at Pennington Partners & Company, a private equity fund from 1995 to 1998.

Ira J. Wagner	61	Mr. Wagner has served as the President, European Private Finance since 2008. He previously served as our Chief Operating Officer from 2001 to 2008 and as a Senior Vice President in 2001, prior to becoming an Executive Vice President from 2001 to 2008. He has been an employee since 1997 and has also held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

Brian S. Graff	48	Mr. Graff has served as a Senior Vice President since 2004 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2004 to 2005 he served as a Managing Director. Mr. Graff also served as a Vice President and Principal from 2001 to 2004. From 2000 to 2001, he was a Principal of Odyssey Investments Partners, a private equity fund.

Darin R. Winn	49	Mr. Winn has served as a Senior Vice President since 2002 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2002 to 2005 he served as a Managing Director. Mr. Winn also served as a Vice President from 2001 to 2002. From 1998 to 2001, he was a Principal. Prior to joining the Company, he worked at Stratford Equity Partners, a mezzanine and equity fund, from 1995 to 1998.

COMPENSATION DISCUSSION AND ANALYSIS

We have reviewed our executive compensation programs, the performance of each of our executives and the company’s performance last year in the current market environment and continue to believe that our focus on providing a mix of base salary, short-term cash incentive payments and stock-based long-term incentive compensation at levels generally consistent with prior years is the best approach for the Company at this time. Thus, we have not made any material changes to the Company’s executive compensation policies and decisions for 2014.

The following is a discussion of certain aspects of our compensation program and practices as they relate to our principal executive officer, our principal financial officer and our three other most highly-paid executive officers for 2013, whom we refer to below collectively as our “named executive officers,” or “NEOs.” We also refer to our CEO, Presidents, CFO and GC as our “senior management.” This section includes a description of the philosophy and objectives underlying our executive compensation policies and our most important executive compensation decisions during 2013, and provides our analysis of these policies and decisions. It is also meant to provide a context for the data we present in the compensation tables and related footnotes below, as well as the narratives that accompany the compensation tables.

Executive Compensation Philosophy and Objectives

We believe that our continued success as a leading private equity firm and alternative asset manager during various economic environments is largely attributable to our ability to motivate and retain outstanding executive officers through the use of both current and long-term incentive compensation programs, which are competitive in a global market. We also believe that as a public company, elements of our executive compensation programs should be designed to align employee interests with those of the stockholders and to reward performance above various goals, which is why we implemented our stock-based long-term incentive compensation programs. We establish compensation levels for our named executive officers based on current competitive market conditions and individual and company performance, each in the context of the economic climate and the relative values of different compensation programs. Our executive compensation programs and related data are reviewed throughout the year and on an annual basis by the Compensation and Corporate Governance Committee (the “Compensation Committee”) to determine if our named executive officers are meeting their stated objectives and the programs are providing their intended results.

At our 2011 Annual Meeting of Stockholders, we held a stockholder advisory vote to approve the compensation paid to our named executive officers as described in our proxy statement for that meeting, commonly referred to as a “say-on-pay” vote. Our stockholders approved the resolution on executive compensation with 88.66% voting in favor of the resolution. We considered the results of this vote and view this vote as confirmation that our stockholders support our executive compensation policies and decisions. We are holding another stockholder advisory vote at our 2014 Annual Meeting of Stockholders to approve the compensation paid to our named executive officers as described herein.

Decision-Making Process; Role of Named Executive Officers

The Compensation Committee performs an extensive review of each element of compensation of our named executive officers at least once a year and makes a final determination regarding any adjustments to current compensation structure and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of an officer’s responsibilities, performance and experience and balances these factors with competitive compensation levels, our performance and current market conditions. Among the factors considered are that our named executive officers also serve in various officer and director positions in companies with which we are affiliated, including three public companies that had $9.1 billion in aggregate market capitalization as of February 27, 2014, and which our affiliate, American Capital Asset Management, LLC manages, and do so without receiving compensation from those companies. During the annual review process, the Compensation Committee reviews our full-year financial results against financial performance in prior periods with members of senior management and considers research conducted by our senior vice president — human resources (“SVP HR”) and her staff on compensation structure and levels at similar firms (“Industry Data”). We believe that we compete primarily with companies managing private equity funds, mezzanine debt funds, hedge funds and other types of specialized investment funds to retain our executive talent. Most of our competitors are private companies and are not required to disclose their executive compensation practices and policies. The Compensation Committee also considers recommendations made by our CEO and SVP HR, with regard to compensation for each of the other NEOs, based on the Industry Data, the performance of each named executive officer and our performance over the past year.

Compensation Consultant

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2013, the Compensation Committee retained F.W. Cook as the Compensation Committee’s outside compensation consultant to provide certain services related to non-employee director compensation but not with respect to executive compensation.

Elements of Compensation

We pay our named executive officers a combination of base salary, short-term cash incentive payments and long-term incentive compensation, in addition to providing health, retirement and other benefits generally of the same type as are provided to our other employees. In addition, we have entered into employment agreements with each of the NEOs. In accordance with applicable laws and regulations and the Compensation Committee’s charter, the Compensation Committee is required to approve any changes in the compensation of our named executive officers. We have not adopted any formal policies or guidelines for allocating compensation between long-term compensation and regularly-paid income or between cash and non-cash compensation. We strive to achieve an appropriate mix between equity incentive awards and cash compensation in order to meet our objectives, as set forth above. For our NEOs, annual salary constituted 15.7% to 22.5% of total compensation, short-term cash incentive payments under our Performance Incentive Plan (“PIP”) constituted 49.6% to 56.6% of total compensation and awards of long-term stock based incentive compensation and 401(k) contributions constituted the remaining 27.7% to 28.3% of total compensation in 2013. Thus, we believe that our NEOs remain closely aligned with our stockholders based upon this mix of long-term compensation and regularly-paid income and between cash and non-cash compensation. Each element of compensation is discussed briefly below.

Base Salary

Base salary is one component of each named executive officer’s cash compensation. We establish base salary after considering a variety of factors, including the current economic conditions and the competitive market for executive officers, the scope of each officer’s responsibilities, the performance of the named executive officer and our performance and if requested by the Compensation Committee, recommendations from a retained compensation consultant. Base salaries are used to attract, motivate and retain outstanding employees.

Base salaries for our named executive officers are reviewed annually by the Compensation Committee and by our compensation consultant, if any, and at the time of a promotion or other change in responsibility of a named executive officer and may be adjusted after considering the above factors. Each named executive officer’s employment agreement sets a minimum base salary, as described below under “Employment Agreements.” While the Compensation Committee believes that the named executive officers continued to perform well in 2013, they determined not to increase the salaries of the NEOs for 2014. Except for Mr. O’Brien, who received a promotion in 2008, the base salaries of the NEOs have not been increased since 2007. The current base salaries for the NEOs are $1,495,000 for Mr. Wilkus, $1,085,000 for Mr. Erickson, and $1,020,000 for each of Messrs. Flax, O’Brien and Wagner.

Short-Term Cash Incentive Payments

Each named executive officer is entitled to participate in a performance-based target incentive payment program under which he may receive a cash incentive payment based on a target amount. The target amount for each NEO is generally determined by the Compensation Committee each year prior to or shortly after the beginning of the year. The Compensation Committee then makes a quarterly determination regarding the amount, if any, of the target incentive payment that should be paid to each named executive officer for that quarter. Typically, only a portion of the incentive payment will be considered for payment after the end of each of the first three quarters of the year, with the majority of the incentive payment considered for payment after the year has concluded and the Compensation Committee has reviewed our performance and the NEO’s performance for the entire year. Payment of the quarterly and year-end target incentive payments in 2013 was contingent on our achievement of certain performance goals set by the Compensation Committee and intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code (the “Section 162(m) Criteria”) for all of the NEOs except for our CFO, to whom Section 162(m) does not apply. For 2014, we have established Section 162(m) Criteria for each quarter and the full year. The portion of each named executive officer’s target incentive payment that is contingent on achievement of Section 162(m) Criteria is paid as part of our Performance Incentive Plan and is described further below.

The quarterly payout of a target incentive payment, if any, is intended to motivate our NEOs throughout the year and to match rewards with actual performance when value is added, with a larger amount typically paid at the end of the year. After the conclusion of each year, the Compensation Committee meets to review each named executive officer’s performance and our overall performance for the year, including the achievement of the Section 162(m) Criteria, if applicable, as discussed below.

Each named executive officer’s employment agreement sets a minimum target incentive payment amount for which he is eligible to be considered, which is described below. At the discretion of the Compensation Committee, an NEO may be considered for payment of a higher amount. For 2014, the Compensation Committee determined not to increase the target incentive payment amounts of the NEOs from the following amounts set for 2013, which was also the same as for 2008, 2009, 2010, 2011 and 2012: Mr. Wilkus at $6,000,000, Mr. Erickson at $3,000,000, and $2,500,000 for each of Messrs. Flax, O’Brien and Wagner. The NEOs were awarded 12.5% of their target incentive payment amount under the Performance Incentive Plan for 2008, 50% for 2009, 50% for 2010, 65% for 2011 and 55.1% to 73.5% for 2012. For 2013 the NEOs were awarded 90% of their target incentive payment amount under the Performance Incentive Plan. After considering several factors including market data, the Compensation Committee concluded that the 2013 target incentive payment amounts were reasonable and sufficient to meet our objectives as described above.

Stock-Based Long-Term Incentive Compensation Plans

Each NEO participates in long-term incentive compensation plans as do virtually all of our officers. The Compensation Committee and our Board of Directors believe that stock-based incentive compensation is necessary to help attract, motivate and retain outstanding officers and directors and to align further their interests with those of our stockholders. As discussed above, awards of long-term incentive compensation comprised 27.7% to 28.3% of the NEOs’ total compensation for 2013, which we believe helps to ensure that our NEOs are focused on building stockholder value.

Stock-based compensation advances the interests of our company, but, as a business development company, we are restricted under the 1940 Act in the forms of incentive compensation that we can provide to our employees. For instance, we generally cannot compensate employees with restricted stock or stock appreciation rights. However, we compete with numerous private equity, mezzanine and hedge funds for our investment professionals. Such funds typically pay to their partners and employees 20% of the profits (including capital gains), of each newly-raised fund under management, which is commonly referred to as a carried interest. The 1940 Act generally prohibits us from compensating our officers in this manner. We have established two types of long-term equity based incentive plans based on these considerations.

Employee Stock Option Plans

Under conditions specified in the 1940 Act, business development companies are permitted to issue stock options to their employees. Stock options are a key element of our named executive officers’ compensation. We currently maintain the the 2000 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan, the 2005 Employee Stock Option Plan, the 2006 Stock Option Plan, the 2007 Stock Option Plan, the 2008 Stock Option Plan and the 2009 Stock Option Plan (collectively, the “Existing Option Plans”), which provide for the grant of nonqualified stock options. Virtually all of our officers received options in 2013 under our Existing Option Plans. For 2013, the Compensation Committee awarded options to the NEOs in the following amounts: Mr. Wilkus, 350,002, Mr. Erickson, 197,830, Mr. Flax, 167,391, Mr. O’Brien, 167,391 and Mr. Wagner, 167,391.

We established the Existing Option Plans for the purpose of attracting and retaining executive officers and other key employees. The Compensation Committee administers the Existing Option Plans for employee participants. Each of the Existing Option Plans sets a maximum number of shares that may be granted to any single participant. The Compensation Committee uses such criteria as it deems important to make recommendations to the Board of Directors on who will receive awards and the number of options awarded, including the recommendations of senior management. The Compensation Committee generally takes into account the scope of an officer’s responsibilities and experience and balances these factors against competitive compensation levels to attract, motivate and retain outstanding officers. The Board of Directors has the authority to set the exercise price for options in accordance with applicable law and the terms of the plans and is required to adjust the exercise price following the occurrence of events such as stock splits, stock dividends, recapitalizations and reorganizations. The grant dates of awards under our Existing Option Plans are the Board of Directors approval dates for the respective grants.

Options may be exercised during a period of no more than ten years following the date of grant. The Board of Directors has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions. Section 61(a) of the 1940 Act imposes certain requirements on our option plans including that the options must expire no later than ten years from grant, the options must not be separately transferable other than by gift, will or intestacy, the exercise price at the date of issuance must not be less than the current market price for the underlying stock, the plan must be approved by a majority of our directors who are not “Interested Persons” and by the stockholders and we must not have a profit-sharing plan as described in the 1940 Act.

Grants under the Existing Option Plans have generally been made to participating employees on a quarterly basis on the recommendation of senior management and the timing of our grants to named executive officers has been in symmetry with our grants to participating employees more generally. However, we have not adopted any new employee stock option plans since 2009 and by mid-2012, nearly all the shares of our common stock available for issuance pursuant to the Existing Option Plans were covered by existing option grants. Moreover, under the 1940 Act, the number of options that we can have outstanding is limited to no more than 20% of the outstanding shares of our common stock, and the number of outstanding options is close to that limit. To the extent an optionee terminates employment with unvested options or chooses not to exercise vested options within the period prescribed under the Existing Option Plans, shares of our common stock covered by those options again become available for issuance to other optionees. We did not award any options to our named executive officers in the second half of 2013, and we anticipate that if we do award any options to our named executive officers in 2014, they will be in far smaller amounts than we have awarded in years prior to 2013. Nevertheless, we believe that the interests of our named executive officers will remain aligned with those of the stockholders given the number of previously granted stock options and Performance Incentive Plan awards that remain outstanding.

Performance Incentive Plan

As discussed above, we believe that the Company’s employee compensation plans must provide an economic interest in us similar to that generally gained by partners and employees of the management company of private equity, mezzanine and hedge funds. We believe that our Existing Option Plans only partially fulfill this objective. First, they do not allow option holders to share in any cash dividends paid on our common stock. In addition, under our asset management strategy, we have expanded our management of assets to assets in externally managed funds in addition to assets that we own. Funding the asset management strategy involves the raising of capital by entities other than us and does not involve the sale of shares of our common stock. As noted above, we are limited in our ability to issue additional options. Therefore, by using options alone, we may not be able to compensate employees at competitive levels within the industry commensurate with the amount of assets we have under management.

Thus, in order to further align the interests of our employees and our stockholders, to address the fact that our employees were not receiving the benefit of any cash dividends paid on our common stock (when cash dividends were paid on our common stock) with respect to their outstanding options and to reflect the additional assets under management through externally managed funds, we established the Performance Incentive Plan (formerly known as the Incentive Bonus Plan) in 2006. It is an unfunded bonus program exempt from the Employment Retirement Income Security Act, or ERISA. Virtually all of our employees are eligible to and most have participated in the Performance Incentive Plan. The Compensation Committee determines the dollar amount of each award made to the named executive officers under the Performance Incentive Plan and approves an aggregate amount of awards made to other employees. Awards are based on competitive market conditions for each category of employee, level of responsibility, the performance of each employee, as well as our performance. Awards under the Performance Incentive Plan are used to attract, motivate and retain outstanding employees.

There are two types of awards under the Performance Incentive Plan. Most of the awards are longer-term awards (“Incentive Awards”), in which all of our employees are eligible to participate. In addition, our named executive officers can receive cash awards, which form part of the quarterly and annual target cash incentive payments for our named executive officers, which are described below (“Target Awards”).

Incentive Awards. We established a trust fund to fund the payment of the Incentive Awards under the Performance Incentive Plan (the “Trust”). The trustee of the Trust is First State Trust Company. In the past we made contributions of cash to the Trust based on the cash Incentive Awards approved by the Compensation Committee. Pursuant to the terms of the trust agreement, we instruct the trustee, subject to its fiduciary duty, to invest this cash and any other cash generated by trust assets in money market securities for short-term investment purposes and in shares of our common stock for long-term investment purposes, which are purchased on the open market. Shares of our common stock held in the Trust are enrolled in our dividend reinvestment plan and any dividends paid on these shares are reinvested in our common stock. For 2013, the Compensation Committee awarded Incentive Awards to the NEOs in the following amounts: Mr. Wilkus, $400,630, Mr. Erickson, $226,446, Mr. Flax, $191,604, Mr. O’Brien, $191,604 and Mr. Wagner, $191,604.

Each participant has an account under the plan, which is allocated a hypothetical, or notional, number of shares of our common stock, generally based on the amount of each participant’s cash awards divided by the average open-market purchase price for the common stock purchased by the Trust in connection with the respective awards. Once these notional shares are allocated to a participant’s account, the Incentive Awards are tied directly to the interests of our stockholders as the value of the award is directly related to the market price of our common stock. Moreover, if cash dividends are paid on our common stock, the notional value of the dividends attributable to the notional number of shares in the participant’s account is credited to the account, in the form of additional notional shares. Thus, the participant could receive a benefit from any cash dividends, something not currently possible under the Existing Option Plans, further aligning the interests of plan participants with those of our stockholders since participants share similarly in any appreciation or decline in our stock price.

Each participant vests in Incentive Awards in accordance with a vesting schedule specified by the Compensation Committee. Vesting is generally based on continued employment, plus, for our named executive officers, the satisfaction of Performance Goals, as described below. The vesting schedule for prior Incentive Awards has varied from two to six years. There is a five year vesting schedule for the 2013 Incentive Awards to

NEOs. In addition, vesting generally accelerates upon a participant’s termination of employment as a result of death or disability, or upon the occurrence of a change of control.

Participants are eligible to receive distributions of the vested portions of Incentive Awards immediately upon vesting. All distributions are made directly by the Trust in the form of our common stock. Participants have been able to elect to defer the payment of the vested portions of Incentive Awards to a later distribution date (or distribution dates) allowed by the Compensation Committee and as permitted under Section 409A of the Code (but no later than ten years after the date of grant). The NEOs were not given the opportunity to defer the 2013 Incentive Awards granted to them. Notwithstanding any deferral election, the vested portion of a participant’s Performance Incentive Plan account will generally be paid on the participant’s termination of employment or upon the occurrence of a change of control. A participant is required to satisfy applicable withholding taxes upon vesting and distribution dates. Incentive Awards under the Performance Incentive Plan are included in the “Stock Awards” column of the Summary Compensation Table, below, although the NEOs do not receive stock directly from us, as discussed above.

Target Awards and Performance Goals. As discussed above, Target Awards are made to the NEOs as part of our quarterly and annual cash incentive payments. Both the Target Awards and the Incentive Awards for our named executive officers are, at the discretion of the Compensation Committee, subject to certain performance measures and an incentive payment formula (“Performance Goals”). The Performance Goals also provide a non-exclusive framework that satisfies the standards of Section 162(m) of the Code, which is discussed below under “Impact of Regulatory Requirements.” Under this aspect of the Performance Incentive Plan, the Compensation Committee designates Performance Goals, which they select from the following metrics, among others: return on equity, revenue, net operating income, net income, net book value per share, dividend characterization, return on assets, cash flow, equity or investment growth, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet objectives, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance or any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an NEO or the department, branch, subsidiary or other division in which he or she works, or may be based on our performance and/or one or more of our subsidiaries, and may cover such period as may be specified by the Compensation Committee.

For the full year 2013, the Performance Goals required each NEO to satisfy four out of nine of the following measurement standards with respect to the company’s performance above certain confidential levels: (1) gross revenue, (2) pre-tax net operating income, (3) total amortizations, prepayments and exits of investments, (4) minimum cash at period end, (5) closed new investments, (6) net asset value, (7) uncured loan covenant violations, (8) return of capital to stockholders, and (9) regulatory compliance. For the February and March period, and the second, third and fourth quarters, of 2013, the Performance Goals required each NEO to meet three of the following measurement standards above certain confidential levels: items (1), (2), (3), (4), (5), (6) and (7) from above.

The Compensation Committee determined that the NEOs qualified to be considered for all or a portion of the Target Award under the Performance Incentive Plan for the February and March period, and the second, third and fourth quarters, of 2013 and for the full year 2013. After reviewing both individual officer performance and our performance, the Compensation Committee decided that it was appropriate to award each of our named executive officers 90% of their respective total Target Award for 2013. Incentive payment amounts that were earned in 2013 that were contingent upon the Section 162(m) Criteria are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.

For the full year 2014, the Performance Goals require meeting four out of nine of the following measurement standards above certain confidential levels: (1) gross revenue, (2) pre-tax net operating income, (3) total amortizations, prepayments and exits of investments, (4) minimum cash at period end, (5) closed new investments, (6) realizable net asset value per share, (7) uncured loan covenant violations, (8) return of capital to stockholders and (9) regulatory compliance. For each quarter in 2014, the Performance Goals require meeting three of the following measurement standards above certain confidential levels: (1), (2), (3), (4), (5), (6) and (7).

Personal Benefits and Perquisites

We offer certain health, retirement and other benefits to all employees. Our named executive officers are eligible to participate in these benefit plans on the same basis as all other employees. These benefit plans include medical, dental, vision, disability, life and long term care insurance, as well as a 401(k) plan, described below. All employees also receive qualified transportation benefits. We do not believe that it is appropriate for our named executive officers to receive special perquisites and benefits and thus our named executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees.

401(k) Plan

We had previously established the American Capital, Ltd. Employee Stock Ownership Plan (the “ESOP”) as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, and the American Capital, Ltd. 401(k) Plan (the “401(k) Plan”) with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. We maintained the ESOP and 401(k) Plan for the benefit of our employees to enable them to share in our growth and supplement their personal savings and social security. The ESOP provided that for plan years prior to January 1, 2010, participants would receive allocations of our common stock at least equal to 3% of their annual compensation, up to certain statutory maximums. We did not make a contribution to the ESOP for the 2010 plan year, and effective on December 20, 2010, the ESOP was merged into the 401(k) Plan. Thus, there will be no further ESOP contributions. The 401(k) Plan allows participants to make elective deferrals of a portion of their income as a contribution to a Section 401(k) profit sharing plan. Beginning with the 2010 plan year, the 401(k) Plan provided that we may make discretionary matching contributions to the 401(k) Plan. In 2010, 2011, 2012 and 2013, we matched 100% of an employee’s 401(k) contributions, up to the first 3% of his or her compensation, subject to statutory maximums, and currently expect to do so again in 2014. The statutory maximum matching contribution for 2012 was $7,500, for 2013 was $7,650, and for 2014 is $7,800. The NEOs participate in the 401(k) Plan on the same basis as all of our other employees.

Employment and Other Agreements

We previously entered into employment agreements with each of our named executive officers. We did not amend any of the employment agreements in 2013 and have no present plans to do so.

The agreements of each of the named executive officers provide for a two-year term that renews on a daily basis so that there will always be two years remaining until either party gives notice that the automatic renewals are to be discontinued. Each agreement also sets forth a minimum base salary for the NEO. The minimum base salary under Mr. Wilkus’ agreement is $530,000 per year; the minimum base salary under the agreement of Mr. Erickson is $1,085,000 a year; and the minimum base salary under the agreements for each of Messrs. Flax, O’Brien and Wagner is $1,020,000 a year. The Compensation Committee has the sole right to increase the base salary under each agreement. The respective employment agreements provide that Messrs. Wilkus, Erickson, Flax, O’Brien and Wagner are entitled to participate in a performance-based target incentive payment program under which the target incentive payment amount that Mr. Wilkus will be considered for will not be less than 230% of his base salary, the target incentive payment amount that Mr. Erickson will be considered for will not be less than $3,000,000, and the target incentive payment amounts that each of Messrs. Flax, O’Brien and Wagner will be considered for will be not less than $2,500,000, depending on our portfolio performance and the officer’s performance against certain criteria established by the Compensation Committee. Each of the employment agreements provides that the named executive officer’s employment with us will be his primary employment and provides for certain payments upon severance, disability, death or change in control, as discussed below under “Severance and Change of Control Payments.”

Pension and Retirement Plans

Except for the 401(k) Plan, described above, in which all of our employees participate on a non-discriminatory basis, we do not maintain any retirement, pension, defined benefits, supplemental executive retirement or similar plans for our named executive officers.

Stock Ownership Guidelines

We require our named executive officers to own significant amounts of our common stock. Our stock ownership guidelines are designed to increase the executives’ equity ownership of us and to align further their interests more closely with those of our stockholders, as well as to show the executives’ support and belief in us. The guidelines require that each named executive officer owns a minimum number of shares of our common stock based on a multiple of his base salary, which is 5x for our Chairman and CEO, 3x for Presidents and Executive Vice Presidents, and 2x for other executive officers. Shares are valued at the higher of their purchase price or current trading price. Until the foregoing ownership requirements are met, each named executive officer is expected to retain one-half of all shares distributed from the Performance Incentive Plan and one-half of all shares realized upon the exercise of stock options, net of any shares sold to pay taxes and associated costs due as a result of such distribution or exercise. If a named executive officer fails to meet or show sustained progress toward meeting our stock ownership requirements, we may reduce the amount of the officer’s future equity awards. The Compensation Committee may modify these requirements in certain situations. We also believe it is highly inappropriate for any of our employees, including our named executive officers, to short our stock or engage in transactions where the person will earn a profit based on a decline of our stock price. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Securities Exchange Act of 1934, as amended). The Compensation and Corporate Governance Committee may waive or modify these requirements in certain situations. The NEOs’ ownership of our common stock is shown in the stock ownership table on page 30.

Impact of Regulatory Requirements

Although we do not have a formal policy in place, in order to preserve flexibility with respect to the design of our compensation programs, we endeavor to minimize the amount of our taxes and our employees’ taxes to maximize the return to our stockholders and employees. For example, Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer (other than the chief financial officer) required to be reported to its stockholders under the Exchange Act by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. Thus, we have structured portions of the Incentive Awards and Target Awards under the Performance Incentive Plan for the eligible NEOs to qualify as performance-based compensation under Section 162(m) of the Code, as described above. In addition, we have altered the allocation between regularly-paid cash compensation and qualifying performance-based compensation, increasing the amounts allocated to the latter over the past few years. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on these or such other performance measures as the Committee may determine.

Additionally, we consider the tax implications of Section 409A of the Code. Section 409A of the Code sets forth certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an acceleration of timing of inclusion in income of deferred compensation, as well as certain penalties and interest.

Conclusion

We believe that our compensation programs have been appropriately designed to continue to attract, retain and motivate our employees, including our NEOs, improve our financial performance and align the interests of our NEOs with the long-term interests of our stockholders, particularly during challenging economic periods. We believe that our overall performance since going public in 1997, including our ability to continue operations during the recent recession, is due in part to the effectiveness of our compensation programs for all of our employees, and particularly our named executive officers.

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, the Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate Governance Committee:
Phil R. Harper, Chairman
Stan Lundine
Alvin N. Puryear

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the NEOs earned during the fiscal year ended December 31, 2013. In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. The shares are allocated to each participant’s account. See “Performance Incentive Plan” under “Compensation Discussion and Analysis,” above.

The amount of the NEO’s performance-based Target Award earned during the fiscal year under our Performance Incentive Plan is disclosed in the column “Non-Equity Incentive Plan Compensation.” The amount in the column “All Other Compensation” is comprised of our contribution to the 401(k)/ESOP plan, which was capped at $7,650 in 2013, $7,500 in 2012, and $7,350 in 2011. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Malon Wilkus	2013	1,495,000	—	400,630	2,234,448	5,400,000	7,650	9,537,728
Chief Executive Officer and Chairman of the Board of Directors	2012	1,495,000	—	—	4,301,473	4,410,000	7,500	10,213,973
	2011	1,495,000	—	—	7,743,984	3,900,000	7,350	13,146,334

John R. Erickson	2013	1,085,000	—	226,446	1,262,967	2,700,000	7,650	5,282,063
President, Structured Finance and Chief Financial Officer	2012	1,085,000	—	—	2,431,302	2,205,000	7,500	5,728,802
	2011	1,085,000	—	—	4,377,098	1,950,000	7,350	7,419,448

Ira J. Wagner	2013	1,020,000	—	191,604	1,068,641	2,250,000	7,650	4,537,895
President, European Private Finance	2012	1,020,000	—	—	2,057,211	1,378,125	7,500	4,462,836
	2011	1,020,000	—	—	3,703,622	1,625,000	7,350	6,355,972

Samuel A. Flax	2013	1,020,000	—	191,604	1,068,641	2,250,000	7,650	4,537,895
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2012	1,020,000	—	—	2,057,211	1,837,500	7,500	4,922,211
	2011	1,020,000	—	—	3,703,622	1,625,000	7,350	6,355,972

Gordon J. O’Brien	2013	1,020,000	—	191,604	1,068,641	2,250,000	7,650	4,537,895
President, Specialty Finance and Operations	2012	1,020,000	—	—	2,057,211	1,837,500	7,500	4,922,211
	2011	1,020,000	—	—	3,703,622	1,625,000	7,350	6,355,972

(1)	Each NEO’s employment agreement sets forth a minimum base salary, as discussed above in “Compensation Discussion and Analysis.”
(2)	Each NEO’s employment agreement sets forth a minimum target incentive payment amount, as discussed above in “Compensation Discussion and Analysis.”
(3)	In the columns “Stock Awards” and “Option Awards,” we disclose the amount of the award(s) measured in dollars and calculated in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”), as required by SEC regulations. Amounts under the column “Stock Awards” represent the fair market value of stock awards granted in such year in accordance with ASC 718. The fair market value of a stock award is based on the fair market value of our stock on the date of grant. In 2012 and 2011 there were no incentive awards granted. Amounts under the column “Option Awards” represent the fair value per share of stock option awards granted in 2013, 2012 and 2011 based on the ASC 718 that require certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

In this table we provide information about each grant of an award made to an NEO in the most recently completed fiscal year under the Existing Option Plans and the Performance Incentive Plan. The target amounts are the same as the maximum amounts under each of the plans. In each case, the grant date is the same date as the Compensation Committee approval date. Amounts disclosed under “Non-Equity Incentive Plan Awards” include the performance-based portion of the Target Awards under the Performance Incentive Plan and the amounts disclosed under “Equity Incentive Plan Awards” include the performance-based Incentive Awards under the Performance Incentive Plan. The column “All Other Option Awards” includes grants made under the Existing Option Plans. The exercise price of option awards is the closing price of our common stock on the date of grant.

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures and are based on certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (N/A)			All Other Stock Awards: Number of Shares or Stock (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Malon Wilkus			5,400,000
	4/25/2013							27,687			400,630
	4/25/2013								350,002	14.47	2,234,448
John R. Erickson			2,700,000
	4/25/2013							15,649			226,446
	4/25/2013								197,830	14.47	1,262,967
Ira J. Wagner			2,250,000
	4/25/2013							13,241			191,604
	4/25/2013								167,391	14.47	1,068,641
Gordon J. O’Brien			2,250,000
	4/25/2013							13,241			191,604
	4/25/2013								167,391	14.47	1,068,641
Samuel A. Flax			2,250,000
	4/25/2013							13,241			191,604
	4/25/2013								167,391	14.47	1,068,641

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about unexercised options, both exercisable and unexercisable, under the Existing Option Plans and Incentive Awards under the Performance Incentive Plan that have not vested for each NEO outstanding as of December 31, 2013. The market value of the Incentive Awards is the market value of the NEO’s bookkeeping account held by the Trust under the Performance Incentive Plan calculated with a stock price of $15.64, which was the closing price of our common stock as of December 31, 2013.

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Malon Wilkus	120,506	—		16.71	7/24/2018	56,286	880,312
	118,760	—		2.71	6/23/2019
	116,456	—		3.10	7/22/2019
	154,281	—		2.51	5/26/2019
	482,020	—		16.71	7/24/2018
	746,982	—		4.81	1/7/2019
	154,281	—		2.15	4/24/2019
	70,353	—		2.96	8/12/2019
	191,327	—		2.77	11/11/2019
	189,210	—		3.48	2/10/2020
	188,092	—		6.45	4/29/2020
	489,492	326,329		5.19	7/22/2020
	489,492	326,329		6.51	10/21/2020
	326,328	489,493		8.47	2/1/2021
	326,328	489,493		10.19	4/28/2021
	184,292	276,441		10.08	7/21/2021
	184,292	276,441		6.77	10/20/2021
	92,146	368,587		8.22	1/31/2022
	81,429	325,720		9.64	4/28/2022
	—	350,002		14.47	4/25/2023
John R. Erickson	64,180	—		16.71	7/24/2018	31,814	497,576
	67,126	—		2.71	6/23/2019
	65,824	—		3.10	7/22/2019
	87,203	—		2.51	5/26/2019
	256,713	—		16.71	7/24/2018
	422,207	—		4.81	1/7/2019
	87,203	—		2.15	4/24/2019
	39,765	—		2.96	8/12/2019
	108,143	—		2.77	11/11/2019
	106,946	—		3.48	2/10/2020
	106,315	—		6.45	4/29/2020
	276,673	184,450		5.19	7/22/2020
	276,673	184,450		6.51	10/21/2020
	184,448	276,675		8.47	2/1/2021
	184,448	276,675		10.19	4/28/2021
	104,166	156,252		10.08	7/21/2021
	104,166	156,252		6.77	10/20/2021
	52,083	208,335		8.22	1/31/2022
	46,026	184,105		9.64	4/28/2022
	—	197,830		14.47	4/25/2023

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Ira J. Wagner	51,132	—		16.71	7/24/2018	26,919	421,017
	204,519	—		16.71	7/24/2018
	—	156,070		5.19	7/22/2020
	—	156,070		6.51	10/21/2020
	156,068	234,105		8.47	2/1/2021
	156,068	234,105		10.19	4/28/2021
	88,139	132,210		10.08	7/21/2021
	—	132,210		6.77	10/20/2021
	44,069	176,280		8.22	1/31/2022
	38,944	155,778		9.64	4/28/2022
	—	167,391		14.47	4/25/2023
Samuel A. Flax	51,132	—		16.71	7/24/2018	26,919	421,017
	55,696	—		3.10	7/22/2019
	204,519	—		16.71	7/24/2018
	357,252	—		4.81	1/7/2019
	33,647	—		2.96	8/12/2019
	26,504	—		2.77	11/11/2019
	90,491	—		3.48	2/10/2020
	89,957	—		6.45	4/29/2020
	234,103	156,070		5.19	7/22/2020
	234,103	156,070		6.51	10/21/2020
	156,068	234,105		8.47	2/1/2021
	156,068	234,105		10.19	4/28/2021
	88,139	132,210		10.08	7/21/2021
	88,139	132,210		6.77	10/20/2021
	44,069	176,280		8.22	1/31/2022
	38,944	155,778		9.64	4/28/2022
	—	167,391		14.47	4/25/2023
Gordon J. O’Brien	51,132	—		16.71	7/24/2018	26,919	421,017
	55,696	—		3.10	7/22/2019
	204,519	—		16.71	7/24/2018
	357,252	—		4.81	1/7/2019
	33,647	—		2.96	8/12/2019
	48,302	—		2.77	11/11/2019
	90,491	—		3.48	2/10/2020
	89,957	—		6.45	4/29/2020
	234,103	156,070		5.19	7/22/2020
	234,103	156,070		6.51	10/21/2020
	156,068	234,105		8.47	2/1/2021
	156,068	234,105		10.19	4/28/2021
	88,139	132,210		10.08	7/21/2021
	88,139	132,210		6.77	10/20/2021
	44,069	176,280		8.22	1/31/2022
	38,944	155,778		9.64	4/28/2022
	—	167,391		14.47	4/25/2023

(1)

We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Award,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. The shares are allocated to each participant’s account. See “Performance Incentive Plan” under “Compensation Discussion and Analysis” above.
(2)	Vesting dates of unvested option awards are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Ira J. Wagner	Gordon J. O’Brien	Samuel A. Flax
1/31/2014	92,146	52,083	44,070	44,070	44,070
2/1/2014	163,164	92,225	78,035	78,035	78,035
4/25/2014	70,000	39,566	33,478	33,478	33,478
4/27/2014	81,430	46,026	38,944	38,944	38,944
4/28/2014	163,164	92,225	78,035	78,035	78,035
7/21/2014	92,147	52,084	44,070	44,070	44,070
7/22/2014	163,164	92,225	78,035	78,035	78,035
10/20/2014	92,147	52,084	44,070	44,070	44,070
10/21/2014	163,164	92,225	78,035	78,035	78,035
1/31/2015	92,147	52,084	44,070	44,070	44,070
2/1/2015	163,164	92,225	78,035	78,035	78,035
4/25/2015	70,000	39,566	33,478	33,478	33,478
4/27/2015	81,430	46,026	38,944	38,944	38,944
4/28/2015	163,164	92,225	78,035	78,035	78,035
7/21/2015	92,147	52,084	44,070	44,070	44,070
7/22/2015	163,165	92,225	78,035	78,035	78,035
10/20/2015	92,147	52,084	44,070	44,070	44,070
10/21/2015	163,165	92,225	78,035	78,035	78,035
1/31/2016	92,147	52,084	44,070	44,070	44,070
2/1/2016	163,165	92,225	78,035	78,035	78,035
4/25/2016	70,000	39,566	33,478	33,478	33,478
4/27/2016	81,430	46,026	38,945	38,945	38,945
4/28/2016	163,165	92,225	78,035	78,035	78,035
7/21/2016	92,147	52,084	44,070	44,070	44,070
10/20/2016	92,147	52,084	44,070	44,070	44,070
1/31/2017	92,147	52,084	44,070	44,070	44,070
4/25/2017	70,001	39,566	33,478	33,478	33,478
4/27/2017	81,430	46,027	38,945	38,945	38,945
4/25/2018	70,001	39,566	33,479	33,479	33,479

(3)	Vesting dates of unvested shares of stock purchased by the Trust under the Performance Incentive Plan are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Ira J. Wagner	Gordon J. O’Brien	Samuel A. Flax
5/25/2014	5,537	3,129	2,648	2,648	2,648
11/11/2014	28,599	16,165	13,678	13,678	13,678
4/25/2015	5,537	3,130	2,648	2,648	2,648
4/25/2016	5,537	3,130	2,648	2,648	2,648
4/25/2017	5,537	3,130	2,649	2,649	2,648
4/25/2018	5,539	3,130	2,648	2,648	2,649

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to exercises of stock options and vesting of Incentive Awards during the year ended December 31, 2013, on an aggregated basis. The amounts under the “Value Realized on Vesting” column were calculated by multiplying the number of shares acquired on vesting by the share price on the date the award vested.

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Malon Wilkus	—	—	62,735	850,611
John R. Erickson	—	—	35,221	477,912
Ira J. Wagner	576,465	4,727,458	32,733	442,619
Gordon J. O’Brien	247,572	2,988,177	26,849	365,980
Samuel A. Flax	—	—	29,003	394,001

(1)	Participants in the Performance Incentive Plan are permitted to defer the distribution of vested portions of Incentive Awards to a date up to ten years after the date of the grant. Of the amounts included in the table above, the vested awards were deferred as follows:

•	Mr. Wilkus elected to defer the distribution of 3,418 shares until 2017.

•	Mr. Erickson elected to defer the distribution of 2,696 shares until 2016, respectively.

•	Mr. Wagner elected not to defer any of the vested shares.

•	Mr. O’Brien elected to defer the distribution of 2,238 shares until 2016.

•	Mr. Flax elected to defer the distribution of 2,291 and 13,034 shares until 2016, and 2018, respectively.

SEVERANCE AND CHANGE OF CONTROL PAYMENTS

Employment Agreements

Each of the employment agreements that we have entered into with an executive officer contains provisions for payments upon certain events as follows:

Disability.

•	continuation of the officer’s base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by him during this period;

•	pro rated target incentive payment for the year in which the officer’s employment is terminated following a disability based on the highest target incentive payment amount that could have been earned in that year by him;

•	an additional severance payment equal to the highest target incentive payment amount that could have been earned by him during the year in which the disability termination occurred (multiplied by two in the case of Mr. Wilkus); and

•	insurance and other employee benefits during the base salary continuation period following a disability.

Termination by us other than for Misconduct or by the executive officer with Good Reason.

•	continuation of base salary and insurance benefits for a specified period;

•	an additional lump sum severance payment in a specified amount ($3,000,000 for Mr. Wilkus, $1,500,000 for Mr. Erickson, $1,250,000 for Messrs. Flax, Wagner and O’Brien); and

•	an additional severance payment equal to the greater of the highest target incentive payment amount that the officer could have earned during the year in which the termination occurred or the highest target incentive payment made to the officer for any of the three calendar years ending prior to the year in which the termination occurred, multiplied by 2 for Mr. Wilkus and by 1.25 for Messrs, Erickson, Flax, O’Brien and Wagner.

In the case of Mr. Wilkus, the continuation period is two years, in the case of Messrs. Erickson, Flax, O’Brien and Wagner, the period is 15 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination.

Change of Control.

A “Change of Control” is defined in each of the employment agreements as the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 25% or more of the combined voting power of the company’s then outstanding securities; (ii) the stockholders of the company approve a merger or consolidation of the company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the company approve a plan of complete liquidation or winding-up of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

In the event of a termination of a named executive officer (other than Mr. Wilkus) by us other than for misconduct or by the officer for Good Reason in the two months preceding or 18 months following a Change of Control of us, including a deemed termination for misconduct by giving written notice of our intent to discontinue the daily extensions of the Term without the named executive officer’s written consent, the salary continuation period noted above would be lengthened to two years and the multiplier for the second additional severance payment would be increased from 1.25 to 2. “Good Reason” is defined in the employment agreements (other than for Mr. Wilkus) as any of the following that occurs in the two months preceding or 18 months following a Change of Control of us: (1) a material diminution of the executive’s authority, duties or responsibilities with the company; (2) a material breach by us of any material provision of the employment agreement; or (3) any material change in the geographic location at which the executive must perform services.

Mr. Wilkus has the right to declare that Good Reason exists if we take any of the actions above, regardless of whether a Change of Control has occurred. In addition, in the event of a Change of Control, Mr. Wilkus may terminate his employment for Good Reason within the two months preceding or 18 months following the Change of Control, regardless of whether we take any of the actions above. In the event of a termination of Mr. Wilkus by us other than for misconduct or by Mr. Wilkus with Good Reason in the two months preceding or 18 months following a Change of Control of us, the salary continuation period noted above would be lengthened to three years and the multiplier for the second additional severance payment would be increased from 2 to 3.

Death.

If any NEO dies during the term of his employment agreement, his estate will be entitled to receive:

•	his target incentive payment for the year in which the death occurs, prorated through the date of death based on the highest target incentive payment amount that could have been earned in that year; and

•	a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which he was employed by us.

In addition, each of the employments agreements contains a non-competition provision that prevents the executive officer, without the prior written consent of our Board of Directors, from being involved as an officer, employee, partner, stockholder, consultant or otherwise with (A) any person that competes with us or provides or proposes to provide services or investments to a current client of us or (B) any of our potential customers with whom we have discussed a relationship in the 12 months prior to such executive officer’s termination date. The non-competition period (the “Restricted Period”) lasts for two years from the termination date if the company terminates the executive officer’s employment for other than “misconduct” or disability or if the executive officer terminates employment for “good reason” or one year if the executive officer’s employment is otherwise terminated. Each of the employment agreements also contains a provision preventing the executive officer from soliciting any of our employees or interfering in a similar manner with our business during the Restricted Period.

Stock Option and Stock Plans

Under the terms of the Employee Option Plans, a participant’s options vest in full upon a change of control of us. Under the Performance Incentive Plan, notwithstanding a participant’s election to defer distributions of a vested incentive payment award, the vested portion of a participant’s account(s) will generally be distributed upon the occurrence of a change of control.

The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or a change in control. Under each employment agreement, the NEO is not entitled to any amount if such NEO’s termination was for misconduct by the NEO. In accordance with SEC regulations, the following table does not include any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms or operation in favor of the named executive officer and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2013, but under the terms of the current employment agreements and that the price per share of our common stock is the closing market price as of December 31, 2013, or $15.64.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Executive Benefits and Payments upon Termination	Termination by Company Without Cause ($)	Termination by Company or Voluntary Termination for Good Reason, each in connection with a Change in Control($)	Voluntary Termination ($)	Disability ($)	Death ($)
Malon Wilkus(4)
Severance Payment	2,990,000	4,485,000	—	—	—
Base Salary	—	—	—	2,990,000	—
Unused Accrued Vacation Time(1)	0 - 172,500	0 - 172,500	0 - 172,500	0 - 172,500	0 - 172,500
Target Incentive Payment(2)	15,000,000	21,000,000	—	18,000,000	6,000,000
Insurance Benefits(3)	32,230	48,345	—	32,230	24,173

TOTAL:	18,194,730	25,705,845	172,500	21,194,730	6,196,673

John R. Erickson
Severance Payment	1,356,250	2,170,000	—	—	—
Base Salary	—	—	—	1,085,000	—
Unused Accrued Vacation Time	0 - 104,327	0 - 104,327	0 - 104,327	0 - 104,327	0 - 104,327
Target Incentive Payment	5,282,539	7,552,062	—	6,000,000	3,000,000
Insurance Benefits	30,736	49,177	—	24,589	36,883

TOTAL:	6,773,852	9,875,566	104,327	7,213,916	3,141,210

Samuel A. Flax
Severance Payment	1,275,000	2,040,000	—	—	—
Base Salary	—	—	—	1,020,000	—
Unused Accrued Vacation Time	0 - 78,462	0 - 78,462	0 - 78,462	0 - 78,462	0 - 78,462
Target Incentive Payment	4,375,000	6,250,000	—	5,000,000	2,500,000
Insurance Benefits	30,736	49,177	—	24,589	36,883

TOTAL:	5,759,198	8,417,639	78,462	6,123,051	2,615,345

Ira J. Wagner
Severance Payment	1,275,000	2,040,000	—	—	—
Base Salary	—	—	—	1,020,000	—
Unused Accrued Vacation Time	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077
Target Incentive Payment	4,375,000	6,250,000	—	5,000,000	2,500,000
Insurance Benefits	29,470	47,152	—	23,576	35,364

TOTAL:	5,777,547	8,435,229	98,077	6,141,653	2,633,441

Gordon J. O’Brien
Severance Payment	1,275,000	2,040,000	—	—	—
Base Salary	—	—	—	1,020,000	—
Unused Accrued Vacation Time	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077
Target Incentive Payment	4,375,000	6,250,000	—	5,000,000	2,500,000
Insurance Benefits	30,736	49,177	—	24,589	36,883

TOTAL:	5,778,813	8,437,254	98,077	6,142,666	2,634,960

(1)	Unused accrued vacation time for each NEO is a range of minimum and maximum amounts payable, depending on the amount of vacation time accrued at the time of termination.
(2)	Amounts in the rows titled “Target Incentive Payment” have been calculated assuming no other payments have been made to the NEO as of December 31, 2013, for the current year.
(3)	Insurance Benefits are based on the December 2013 monthly payment for Health, Dental, Vision, Life and Disability coverage for each NEO.
(4)	As discussed above in “Compensation Discussion and Analysis,” Mr. Wilkus has the right under his employment agreement to declare that good reason exists regardless of whether a change of control has occurred in certain circumstances.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 3, 2014 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the legally outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class	Dollar Range of Equity Securities Beneficially Owned(2)
Beneficial Owners of more than 5%:
BlackRock Inc.	24,169,086	(10)	8.4%		N/A
Wellington Management Company, LLP	15,430,342	(11)	5.3%		N/A
Directors and Named Executive Officers:
Malon Wilkus	6,702,929	(3)(4)(7)	2.3%	over $	100,000
John R. Erickson	3,649,471	(3)(4)(8)	1.3%		N/A
Ira J. Wagner	1,093,938	(3)	*		N/A
Samuel A. Flax	2,616,784	(3)(4)	*		N/A
Gordon O’Brien	2,447,641	(3)(4)	*		N/A
Mary C. Baskin	300,223	(5)(6)	*	over $	100,000
Neil M. Hahl	365,220	(5)	*	over $	100,000
Philip R. Harper	1,650,250	(5)(9)	*	over $	100,000
Stan Lundine	331,373	(5)	*	over $	100,000
Susan Nestegard	15,000		*	over $	100,000
Kenneth D. Peterson, Jr.	768,382	(5)	*	over $	100,000
Alvin N. Puryear	378,412	(5)	*	over $	100,000

Directors and Executive Officers as a group (14 persons)	24,290,473		8.4%		N/A

*	Less than one percent.
(1)	Pursuant to the rules of the SEC, shares of our common stock subject to options held by our directors and named executive officers that are exercisable within 60 days of March 3, 2014, are deemed outstanding for the purposes of computing such director’s or executive officer’s beneficial ownership.
(2)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing price of our common stock as reported on The NASDAQ Global Select Market as of March 3, 2014, times the number of shares beneficially owned, in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	Includes vested and deferred shares allocated to the account of each executive officer as a participant in our Performance Incentive Plan, each as of March 3, 2014, and shares issuable upon the exercise of options that are exercisable within 60 days of March 3, 2014: Mr. Wilkus has 761,214 shares in the PIP and 5,275,971 shares issuable upon the exercise of options; Mr. Erickson has 336,904 shares in the PIP and 2,962,433 shares issuable upon the exercise of options; Mr. Wagner 1,011,501 shares issuable upon the exercise of options; Mr. Flax has 216,881 shares in the PIP and 2,221,393 shares issuable upon the exercise of options; and Mr. O’Brien has 270,648 shares in the PIP and 2,161,242 shares issuable upon the exercise of options.
(4)	Includes the equivalent number of shares held as units in our 401(k) Plan of which the named executive officer is the beneficial owner: Mr. Wilkus has the equivalent of 80,934 shares; Mr. Erickson has the equivalent of 10,279 shares; Mr. Flax has the equivalent of 4,766 shares; and Mr. O’Brien has the equivalent of 9,032 shares.
(5)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 3, 2014. Ms. Baskin, Messrs. Hahl, Harper, Lundine and Peterson, and Dr. Puryear have 260,000, 340,000, 433,750, 246,250, 433,750 and 340,000 such shares, respectively.

(6)	Includes 14,606 shares that are owned by Ms. Baskin’s husband. Also includes 165 shares that are owned by Ms. Baskin’s son, of which Ms. Baskin disclaims beneficial ownership of such shares.
(7)	Includes 91,963 shares that are owned by Mr. Wilkus’ wife.
(8)	Includes 242,155 shares that are held by a family trust. Also includes 97,700 shares held by another family trust, of which Mr. Erickson disclaims beneficial ownership of such shares.
(9)	Includes 12,747 shares that are owned by Mr. Harper’s wife.
(10)	This information is based on a Schedule 13G (the “BlackRock Schedule 13G”) filed with the SEC on January 28, 2014, by BlackRock, Inc. as a parent holding company or control person of certain named funds, with a business address at 40 East 53nd Street, New York, NY 10022. The BlackRock Schedule 13G indicates that as of December 31, 2013, BlackRock, Inc. had sole voting power with respect to 22,898,088 shares and sole dispositive power with respect to 24,169,086 shares.
(11)	This information is based on a Schedule 13G (the “Wellington Schedule 13G”) filed with the SEC on February 14, 2014, by Wellington Management Company, LLP with a business address at 280 Congress Street, Boston, MA 02210. The Wellington Schedule 13G indicates that as of December 31, 2013, Wellington Management Company, LLP had shared voting power with respect to 15,206,580 shares and shared dispositive power with respect to 15,430,342 shares.

CORPORATE GOVERNANCE

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Certificate of Incorporation, Bylaws and committee charters, form the framework for our governance. All of these documents are available on our website at www.AmericanCapital.com.

Board Leadership Structure

Our Board of Directors is currently comprised of seven independent directors and one employee director, Mr. Wilkus. Mr. Wilkus has served as our Chairman and Chief Executive Officer since he founded the company in 1986, except for the period from 1997 to 1998, during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. We believe that combining the positions of Chairman and Chief Executive Officer is the best corporate governance leadership structure for the company because it permits clear accountability, effective decision-making and alignment on corporate strategy. We also believe that this structure is particularly appropriate and beneficial to us because it most effectively utilizes Mr. Wilkus’ broad experience and knowledge regarding the company, including by allowing him to set the agendas and priorities of the Board and lead discussions on our business and strategy.

Although we believe that it is more effective for us to combine the positions of Chairman and Chief Executive Officer, we recognize the importance of strong independent leadership on the Board. We believe that our Board’s independent oversight continues to be substantial. Our Board of Directors has determined that all of the current directors, except Mr. Wilkus, are “independent” as defined in as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ listing standards (the “NASDAQ listing standards”). Similarly, only Mr. Wilkus is an “Interested Person” of American Capital under the 1940 Act. In addition, each of our Board’s Audit and Compliance Committee and Compensation and Corporate Governance Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties.

Meetings of Disinterested Directors. It is our Board’s policy as a matter of good corporate governance to have a majority of our directors who are not “Interested Persons” meet regularly without persons who are members of management or employee directors present to facilitate the Board’s effective independent oversight of management. These directors also designate a director who is “independent,” as defined in the NASDAQ listing standards, to serve as the “lead independent director” and preside at these meetings. Presently, our disinterested directors meet quarterly and may hold additional meetings at the request of the lead independent director or another disinterested director. The designation of a lead independent director is for a three-year term and a lead independent director may run for re-election at the end of a term. If the lead independent director is unavailable for a meeting, his or her immediate predecessor will serve as lead independent director for such meeting. At a meeting on July 25, 2013, Mr. Harper was designated as the lead director for the current three-year term.

Committees of the Board

Certain directors serve on the Board of Directors’ principal standing committees. Such committees, their primary functions and memberships are described below.

Executive Committee. This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the 1940 Act. Members of the Executive Committee are Messrs. Harper and Wilkus and Dr. Puryear.

Audit and Compliance Committee. This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions our management and independent auditors on the application of accounting and reporting standards in our financial statements. Its purpose and responsibilities are more fully set forth in the committee’s charter which was adopted by the Board of Directors and is available in the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005, and amended on February 21, 2008 and October 25, 2012, following a review by this committee. This committee’s meetings include, whenever appropriate, executive sessions with our independent auditors, without the presence of management. The Audit and Compliance Committee reviews and provides a recommendation to the Board of Directors with regard to its approval of the valuations of portfolio companies presented by management. In such review, the committee discusses the proposed valuations with our independent auditors and any other relevant consultants. It also has the responsibility for reviewing matters regarding accounting, ethics, legal and regulatory compliance and for engaging, evaluating and terminating any internal audit service providers and approving fees to be paid to such internal audit service providers. The Audit and Compliance Committee annually reviews the experience and qualifications of the senior members of the independent external audit function and the internal audit function and the quality control procedures of the independent external auditors and the internal auditors. In addition, the Audit and Compliance Committee discusses with the independent auditors, internal auditors and any internal audit service providers (as may be engaged from time to time) the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. The Audit and Compliance Committee is currently composed of Mses. Baskin and Nestegard and Mr. Hahl. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ listing standards. The Board of Directors has determined that each of Mses. Baskin and Nestegard and Mr. Hahl is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Compensation and Corporate Governance Committee. This committee has the responsibility for setting the terms of employment of our Chief Executive Officer and reviewing and approving the salaries, incentive payments and other compensation and benefits of the other executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of our other employees, evaluating the compensation and fees payable to the members of the Board of Directors and administering our employee stock option plans. Although the committee consults with senior management to establish our general compensation philosophy, they have the sole authority to set the compensation of our executive officers. It also has responsibility for recommending and considering corporate governance practices and policies and monitoring our litigation docket. Its purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board and is available in the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005, and amended on March 8, 2007, February 21, 2008, October 25, 2012 and May 16, 2013, following a review by this committee. Members of this committee are Messrs. Harper and Lundine and Dr. Puryear. Mr. Harper serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

Under its charter, the Compensation and Corporate Governance Committee has the authority to select, retain and terminate compensation consultants. In March 2013, the Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as the committee’s outside compensation consultant to provide certain services related to non-employee director compensation. The committee instructed F.W. Cook to provide a report to assist the committee in evaluating whether its non-employee director compensation levels were competitive and whether the structure of the compensation program was consistent with corporate governance best practices. During fiscal year 2013, F.W. Cook performed a comprehensive review and assessment of our non-employee director compensation program, as well as provided survey results and advised on trends and developments in director compensation. F.W. Cook performed such services solely on behalf of the committee. F.W. Cook did not have any relationship with the Company or management except as it may relate to performing such services.

The Compensation and Corporate Governance Committee also serves as the Board of Directors’ standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Candidates proposed by stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s ability to best represent the interests of our stockholders, integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

The committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. Our Secretary in consultation with the Chairman of the committee sets agendas for the meetings.

Meetings. Under our Bylaws and Delaware law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held 15 meetings during 2013. The Compensation and Corporate Governance Committee held 10 meetings during 2013, the Audit and Compliance Committee held 8 meetings during 2013, and the Executive Committee held 2 meetings in 2013. Each of the directors attended at least 93% of the meetings of the Board of Directors and 100% of the meetings of the committees on which he or she served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. At the 2013 Annual Meeting, all directors who were directors at such time attended in person.

Risk Oversight

One of the roles of our Board of Directors is being responsible for the general oversight of the company, including the performance of senior management and the company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing its risk oversight function, the Board and its standing committees regularly review our material strategic, operational, financial, compensation and compliance risks with senior management. The Board also annually reviews the company’s strategic plan, which addresses, among other things, the risks and opportunities facing us. The Board has delegated certain risk management oversight responsibility to its Board committees. Our Audit and Compliance Committee assists the Board in fulfilling its oversight responsibilities for our accounting and financial reporting processes and the audits of our financial statements, including, without limitation, by monitoring:

•	the integrity of our financial statements and internal controls over financial reporting;

•	the qualifications, independence and performance of our independent auditor;

•	the performance of our internal audit function; and

•	our compliance with legal and regulatory requirements.

The Audit and Compliance Committee also is responsible for reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our policies and practices with respect to risk assessment and risk management. The Audit and Compliance Committee receives regular reports from management on the status of the Company’s internal controls over financial reporting and ensures that appropriate steps are being taken to mitigate any risk.

The Compensation and Corporate Governance Committee of our Board also considers and addresses risk as it relates to compensation and benefit decisions as well as corporate governance and litigation matters during the performance of their specific committee responsibilities. The Compensation and Corporate Governance Committee and the Audit and Compliance Committee routinely report their findings to the full Board at the next regularly scheduled Board meeting following their committee meetings and when appropriate.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Corporate Governance Committee during fiscal year 2013 served as an officer, former officer, or employee of ours or had a relationship discloseable under “Related Person Transactions.” Further, during 2013, none of our executive officers served as:

•	a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Investor and Public Relations. The Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. We employ a Senior Vice President, Finance whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

Stockholder Communication with Directors. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our Secretary at American Capital, Ltd., 2 Bethesda

Metro Center, 14th floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit and Compliance Committee and handled in accordance with procedures established by the Audit and Compliance Committee with respect to such matters. A copy of the Audit and Compliance Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published in the Investor Relations section of our web site at www.AmericanCapital.com.

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in “Proposals of Stockholders” below, and not the procedures set forth in the preceding paragraph.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of our web site at www.AmericanCapital.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on our web site. The Code of Ethics was last amended by the Board of Directors on July 26, 2007.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us (“Affiliates”), subject to certain exceptions.

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Code of Ethics, which is reviewed and approved by the Board of Directors and provided to all employees, directors and independent contractors, requires that all employees, directors and independent contractors avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company or our portfolio companies. Pursuant to the Code of Ethics, each employee, director, and independent contractor must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or the Chief Compliance Officer. If a conflict is determined to exist, the employee, director or independent contractor must disengage from the conflict situation or terminate his or her employment with us. Our Chief Executive Officer, Chief Financial Officer, principal accounting officer, Controller and certain other persons who may be designated by the Board of Directors or our Audit and Compliance Committee (collectively, the Financial Executives) must consult with our

Chief Compliance Officer with respect to any proposed actions or arrangements that are not clearly consistent with the Code of Ethics. In the event that a Financial Executive wishes to engage in a proposed action or arrangement that is not consistent with the Code of Ethics, the Financial Executive must obtain a waiver of the relevant Code of Ethics provisions in advance from our Audit and Compliance Committee.

Loan Transactions. Since the July 30, 2002 enactment of Sarbanes-Oxley Act of 2002, neither American Capital nor any of its subsidiaries has made any loans to any of our executive officers or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2013 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the proposal must be received by our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14 th floor, Bethesda, Maryland 20814, on or before November 16, 2014, unless the date of the 2015 annual meeting of stockholders is changed more than 30 days from April 25, 2015. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2015 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of an annual meeting.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director. Abstentions and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are not counted either “for” or “against” the proposals. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals. In tabulating the voting results on Proposals 1 and 2, shares that constitute broker non-votes are not entitled to vote on these proposals. Broker non-votes will not have an effect on the outcome of Proposals 1 and 2.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2013 Annual Report on Form 10-K containing audited consolidated financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2013. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

Subject to compliance with the 1940 Act and other applicable law, we may repurchase on the open market or in privately negotiated transactions, our outstanding shares. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in their discretion.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2014 and by 1:00 a.m., Central Time, on April 23, 2014 if you are participant in the 401(k) plan.

Vote by Internet
• Go to www.investorvote.com/acas
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Mary C. Baskin	☐	☐	☐	02 - Neil M. Hahl	☐	☐	☐	03 - Philip R. Harper	☐	☐	☐
	04 - Stan Lundine	☐	☐	☐	05 - Susan K. Nestegard	☐	☐	☐	06 - Kenneth D. Peterson	☐	☐	☐
	07 - Alvin N. Puryear	☐	☐	☐	08 - Malon Wilkus	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of an advisory resolution on executive compensation.	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2014.	☐	☐	☐
The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournments or postponements thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If your shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

                                 01RRVB

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — AMERICAN CAPITAL, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2014

ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL, LTD.

TO BE HELD ON APRIL 25, 2014.

The undersigned hereby appoints Samuel A. Flax and Richard Konzmann and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on April 25, 2014, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and FOR the other proposals listed on the reverse side.

SEE REVERSE SIDE	SEE REVERSE SIDE